EXHIBIT 99.1

Know Labs Announces NYSE Removal of Trading Suspension

Seattle, WA – February 28, 2025 – Know Labs, Inc. (“Know Labs” or “Company”) a leading innovator in Radio Frequency Dielectric Spectroscopy (RFDS) sensor technology announced today that the staff of NYSE Regulation has withdrawn its delisting determination and will be lifting the trading suspension of the Company's common stock on the NYSE American. The NYSE Regulation staff determined that the Company's common stock was now trading above the threshold of low selling price as described in Section 1003(f)(v) of the NYSE American Company Guide (“Company Guide”). The Know Labs common stock is expected to resume trading on the NYSE American on Wednesday, March 5, 2025, under the symbol "KNW” and CUSIP “499238202”

Notwithstanding the lifting of the trading suspension, Know Labs continues to remain subject to its previously disclosed plan to regain compliance with the NYSE American’s continued listing standards, which was accepted by the NYSE American on December 10, 2024. As noted in its press release on December 11, 2024, Know Labs has been granted a target completion date of March 27, 2026, to implement its plan and regain compliance with the NYSE American’s continued listing standards set forth in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the Company Guide.

If the Company is not in compliance with the continued listing standards by March 27, 2026, or if it does not make progress consistent with the plan during the plan period, the NYSE American may again initiate delisting proceedings as appropriate. The Company intends to regain compliance with the NYSE American’s continued listings standards by such date; however, there is no assurance that Know Labs will be able to accomplish this.

About Know Labs, Inc.

Know Labs, Inc.’s platform technology uses radio frequency dielectric spectroscopy (RFDS) to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The technology is designed to be able to integrate into a variety of wearable, mobile or bench-top form factors. The Company believes that this patented and patent-pending technology makes it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. Among the Company’s first expected applications of the technology will be in a product marketed as a non-invasive glucose monitor. The device is designed to provide the user with accessible and affordable real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration (FDA) clearance prior to its introduction to the market. Other products, developed through Know Labs Technology License (“KTL”) program, may not require such prior FDA approval.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2024, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Know Labs, Inc. Contact:

Investor Relations

T: 206-903-1351

ask@knowlabs.co